Exhibit 10.37

Silicon Valley Bank

Extension Agreement

Borrower:	eGain Communications Corporation

Date:	July 28, 2006

This Extension Agreement is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and Security Agreement between them, dated October 29, 2004 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1. Extension—Revolving Line. The words “July 28, 2006”, set forth in Section 4 of the Schedule are hereby amended to read “October 2, 2006”.

2. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

3. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:	Silicon:

EGAIN COMMUNICATIONS CORPORATION	SILICON VALLEY BANK

By____________________________ President or Vice President By____________________________ Secretary or Ass’t Secretary	By____________________________ Title__________________________